UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2008

Pyramid Breweries Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-27116	91-1258355
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

91 S. Royal Brougham Way, Seattle, Washington		98134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-682-8322

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2008, Pyramid Breweries Inc. (the "Company") entered into a Memorandum of Understanding setting forth the principal terms of a settlement agreement between the Company and a former alehouse employee of the Company. The settlement, reached as a result of mediation, is on a class-wide basis as described below. The Company entered into mediation proceedings with the plaintiff on April 1, 2008. The lawsuit and the scheduled mediation had been previously disclosed by the Company, including in its 2007 Annual Report on Form 10-K.

The lawsuit (Taylor v. Pyramid Breweries Inc. et al, Case No. 07AS02039, Sacramento California Superior Court), alleges that the former alehouse employee and other employees in the Company’s alehouses in Sacramento, Berkeley and Walnut Creek (collectively, the "Alehouses") were denied adequate opportunity to take meal and rest breaks as required by California law. The lawsuit was filed as a potential class action, but no motion requesting certification of the case as a class action had been filed prior to the mediation. The parties have stipulated to class certification for purposes of settlement only. The plaintiff class will be comprised of all persons who were employed by the Company at the Alehouses between April 30, 2003 and September 30, 2007 as nonexempt "front of the house" and "back of the house" employees.

The settlement is subject to final documentation and court approval, and provides for a settlement payment of not more than $1,300,000, including specified fees and costs. Each eligible member of the settlement class will be entitled to receive a pro rata portion of the settlement amount based on the number of hours worked during the settlement period.

Class members will have a specified period in which to respond to notices provided to them by the settlement administrator. If eligible members of the settlement class opt out or fail to timely submit claim forms, amounts allocable to those persons will be retained by the Company.

The parties expect to file a motion for preliminary approval by the court within the next 60 days, and final approval can be expected 60 days after receiving preliminary approval. The settlement will become effective and binding on the parties only if approved by the court.

The Company has recognized approximately $1,100,000 as a charge to earnings as a result of this settlement, all of which will be for the quarter ended March 31, 2008. The amount accrued represents the Company’s current estimate of the amount that is probable to be paid pursuant to the settlement, but there can be no assurance that such amount will not be greater (up to $1,300,000) or less than the amount accrued. The Company anticipates that its current operating cash flows and other sources of liquidity will be sufficient to enable it to satisfy its payment obligations under the settlement agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pyramid Breweries Inc.

April 7, 2008	By:	/s/ Michael R. O'Brien

Name: Michael R. O'Brien
Title: Chief Financial Officer and Vice President of Finance